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                                                              EXHIBIT 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-59360) and in the Registration Statements on Form S-8 (Nos. 33-37408, 33-53122 and 33-64678) of L.A. Gear, Inc. of our report dated February 21, 1997 appearing in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 16 of this Form 10-K.




Price Waterhouse LLP
Los Angeles, California
February 21, 1997